EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2019 Equity Incentive Plan of The ONE Group Hospitality, Inc. of our report dated March 28, 2019, with respect to our audit of the consolidated financial statements of The ONE Group Hospitality, Inc. as of and for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Plante Moran, PC

Denver, Colorado
June 20, 2019